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EXHIBIT 99.1


April 11, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 4.01 of Form 8-K dated April 11, 2005, of GSI Lumonics, Inc. and are in agreement with the statements contained in the first four paragraphs on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



Ernst & Young, LLP
Ottawa, Canada